Exhibit 99.1

Digimarc Reports First Quarter 2016 Financial Results

Beaverton, Ore. — April 27, 2016 — Digimarc Corp. (NASDAQ: DMRC), the inventor of the Digimarc Discover® platform featuring the Digimarc Barcode for automatically identifying and interacting with virtually any media, reported financial results for the first quarter ended March 31, 2016.

First Quarter 2016 Financial Results

Revenue for the first quarter of 2016 totaled $5.6 million compared to $6.0 million in the same quarter a year-ago. The decrease was primarily due to lower service and subscription revenue, partially offset by higher license revenue.

Operating expenses for the first quarter of 2016 totaled $8.9 million compared to $7.7 million in the same quarter a year-ago. The increase was due to higher investment in sales and marketing related to market development and delivery for Digimarc Discover and Digimarc Barcode.

Operating loss for the first quarter of 2016 totaled $5.5 million compared to an operating loss of $4.2 million in the same quarter a year-ago. The higher operating loss was primarily due to higher operating expenses in sales and marketing.

Net loss for the first quarter of 2016 totaled $5.4 million or $(0.64) per diluted share, compared to a net loss of $4.2 million or $(0.52) per diluted share in the first quarter of 2015.

At quarter-end, cash, cash equivalents and marketable securities totaled $35.9 million, compared to $39.2 million at December 31, 2015.

Conference Call

Digimarc will hold a conference call later today (Wednesday, April 27, 2016) to discuss these results, as well as provide an update on market conditions and execution of strategy. Chairman and CEO Bruce Davis and CFO Charles Beck will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s presentation.

The conference call will be broadcast live and available for replay via the investor section of the company’s website here.

For those who wish to listen to the call via telephone, please dial the number below at least five minutes prior to the scheduled start time:

Toll-Free Number: 866-562-9934

International Number: 706-679-0638

Conference ID: 27179685

If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

About Digimarc

Digimarc Corp. (NASDAQ: DMRC), based in Beaverton, Oregon, is the inventor of the Digimarc Discover® platform featuring the imperceptible Digimarc Barcode for automatically identifying and interacting with virtually any media. The platform enables industrial scanners, smartphones, tablets and other computer interfaces to reliably, efficiently and economically identify traditional barcoded items, along with many other media objects. Digimarc Barcodes are imperceptible to people and do all that visible barcodes do, but perform better. They can be applied to virtually all forms of media. These remarkable capabilities have allowed Digimarc and its business partners to supply a wide range of patented consumer engagement, media management and security solutions across multiple consumer and government industry sectors. Digimarc owns an extensive intellectual property portfolio, with patents in digital watermarking, content identification and management, media object discovery, and intuitive computing more generally. For more information and the latest news, please visit www.digimarc.com and follow on Twitter at @Digimarc.

Forward-looking Statements

With the exception of historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements and any related inferences regarding lower service and subscription revenue, higher license revenue, and higher investment in sales and marketing, and other statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management’s opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and/or regulatory factors. More detailed information about risk factors that may affect actual results are set forth in the company’s Form 10-K for the year ended December 31, 2015 and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Company Contacts:

Charles Beck

Chief Financial Officer

503-469-4721

Charles.Beck@digimarc.com

Matt Glover

Liolios Group, Inc.

Investor Relations for Digimarc

949-574-3860

DMRC@liolios.com

Digimarc Corporation

Consolidated Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three-Month Information
	March 31, 2016	March 31, 2015

Revenue:
Service	$3,250	$3,501
Subscription	1,463	1,716
License	867	772

Total revenue	5,580	5,989
Cost of revenue:
Service	1,432	1,578
Subscription	662	754
License	96	84

Total cost of revenue	2,190	2,416
Gross profit:
Service	1,818	1,923
Subscription	801	962
License	771	688

Total gross profit	3,390	3,573
Gross margin:
Service	56%	55%
Subscription	55%	56%
License	89%	89%
Percentage of gross profit to total revenue	61%	60%
Operating expenses:
Sales and marketing	2,955	2,090
Research, development and engineering	3,305	3,084
General and administrative	2,170	2,206
Intellectual property	434	367

Total operating expenses	8,864	7,747
Operating loss	(5,474)	(4,174)
Other income, net	46	23

Loss before income taxes	(5,428)	(4,151)
(Provision) benefit for income taxes	(7)	1

Net loss	$(5,435)	$(4,150)

Earnings (loss) per common share:
Loss per common share - basic	$(0.64)	$(0.52)
Loss per common share - diluted	$(0.64)	$(0.52)
Weighted average common shares outstanding - basic	8,533	7,960
Weighted average common shares outstanding - diluted	8,533	7,960

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	March 31, 2016	December 31, 2015

Assets
Current assets:
Cash and cash equivalents (1)	$8,066	$3,160
Marketable securities (1)	25,784	33,027
Trade accounts receivable, net	2,296	4,616
Other current assets	1,396	1,487

Total current assets	37,542	42,290
Marketable securities (1)	2,046	2,999
Property and equipment, net	2,987	3,010
Intangibles, net	6,563	6,613
Goodwill	1,114	1,114
Other assets	314	338

Total assets	$50,566	$56,364

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and other accrued liabilities	$775	$1,657
Deferred revenue	2,609	3,023

Total current liabilities	3,384	4,680
Deferred rent and other long-term liabilities	219	226

Total liabilities	3,603	4,906
Commitments and contingencies
Shareholders’ equity:
Preferred stock	50	50
Common stock	9	9
Additional paid-in capital	78,379	77,439
Accumulated deficit	(31,475)	(26,040)

Total shareholders’ equity	46,963	51,458

Total liabilities and shareholders’ equity	$50,566	$56,364

(1)	Aggregate cash, cash equivalents, short- and long-term marketable securities was $35,896 and $39,186 at March 31, 2016 and December 31, 2015, respectively.

Digimarc Corporation Consolidated Cash Flow Information (in thousands) (Unaudited)
	Three-Month Information
	March 31, 2016	March 31, 2015

Cash flows from operating activities:
Net loss	$(5,435)	$(4,150)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization and write-off of property and equipment	339	328
Amortization and write-off of intangibles	290	277
Change in allowance for doubtful accounts	—	10
Stock-based compensation	1,283	1,217
Changes in operating assets and liabilities:
Trade accounts receivable	2,320	915
Other current assets	91	93
Other assets	24	41
Accounts payable and other accrued liabilities	(663)	(99)
Deferred revenue	(457)	(668)

Net cash used in operating activities	(2,208)	(2,036)
Cash flows from investing activities:
Purchase of property and equipment	(490)	(125)
Capitalized patent costs	(217)	(194)
Maturity of marketable securities	14,277	8,171
Purchase of marketable securities	(6,081)	(7,252)

Net cash provided by investing activities	7,489	600
Cash flows from financing activities:
Exercise of stock options	145	874
Purchase of common stock	(520)	(496)

Net cash provided by (used in) financing activities	(375)	378

Net increase (decrease) in cash and cash equivalents (2)	$4,906	$(1,058)

Cash, cash equivalents and marketable securities at beginning of period	39,186	39,072
Cash, cash equivalents and marketable securities at end of period	35,896	37,095

(2) Net decrease in cash, cash equivalents and marketable securities	$(3,290)	$(1,977)

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